SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Definitive proxy statement
[X] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))

Eastern Utilities Associates
(Name of Registrant as Specified in Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required (pursuant to Section 14a-2(a)5 of the Securities Exchange
    Act of 1934).
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Items 22(a)(2) of Schedule A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with definitive materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

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Explanatory Note:  A brochure with the following text will be mailed on or about April 30, 1999 to shareholders as a follow up to Proxy Material:

Vote for the Merger.

Cover with Caption: "If the Merger is approved and completed, you will receive at least $31 in cash for each EUA share you own. That's a 23% premium over the $25.1875 closing price of EUA shares on December 4, 1998, the last trading day prior to other regional utility merger announcements which affected EUA's share price."

Dear Fellow Shareholder:

Over the past few years the electric utility industry in Massachusetts and Rhode Island has undergone a dramatic transition from the passing era of regulated monopolies to a more dynamic age of competition, particularly in the electric generation business. As active participants in this transition, our over-riding mission remained clear-maximizing shareholder value. We believe our recent actions, including the proposed merger of EUA and New England Electric System (NEES), do just that.

We recently mailed you a proxy statement regarding the Merger with NEES. This brochure provides a brief review of some of the key information included in the proxy, but we urge you to read the proxy statement carefully. The proxy statement contains all the important information you need to consider the Merger.

Your Board of Trustees believes that the Merger is in the best interests of EUA and its shareholders and has unanimously recommended a vote FOR approval of the Merger.

We urge you to return the enclosed proxy card today with a vote FOR approval of the Merger. If you have any questions about the Merger or need any assistance in voting your shares, please call the company helping us solicit proxies - Innisfree M&A Incorporated, toll-free at 1-888-750-5834.


Sincerely,


/s/Donald G. Pardus                     /s/John R. Stevens
Donald G. Pardus                        John R. Stevens
Chairman of the Board                   President and
and Chief Executive Officer             Chief Operating Officer

Basics of the Proposed Merger

EUA has agreed to merge with NEES, New England's second largest electric utility company headquartered in Westborough, Massachusetts. This combination will bring together two of New England's lowest cost utilities and achieve even greater cost saving s for customers. EUA and NEES share a long history of providing customers with high quality service and low rates, and the Merger is a natural fit in philosophy, geography and corporate structure. Upon completion of the Merger, the combined company w ill serve 1.7 million electricity customers in 228 New England communities.


Picture with caption: "Your Board of Trustees believes that the Merger is in the best interests of EUA and its shareholders and has unanimously recommended a vote FOR approval of the Merger."


NEES subsidiaries are engaged in the transmission and distribution of electricity and the marketing of energy commodities and services. The electricity delivery companies serve 1.4 million customers in Massachusetts, Rhode Island and New Hampshire.

A Significant Premium for EUA Shareholders - $31 per Share

NEES will acquire EUA at a price of $31 per share. That price represents a 23% premium above the price of EUA shares on December 4, 1998 (the last trading day before other regional merger announcements affected EUA's share price), and a 5% premium above the closing price on January 29, 1999 (the last day of trading on the New York Stock Exchange before the Merger was announced).

You will receive $31 in cash for each EUA share you own. That amount would be increased by $.003 per day, beginning six months after EUA shareholders approve the Merger and continuing until the Merger is completed, up to a maximum price of $31.495 per share.

You will continue to receive dividends at the current level as declared by the Board of Trustees until the Merger is accomplished.

After the Merger is completed, we will send you information on how to turn in your share certificates for the appropriate per share cash payment. You will then have the freedom to reinvest that cash in the manner most appropriate for your financial circumstances.

Board of Trustees Recommends a "FOR" Vote

Your Board carefully considered the dramatic changes in the electric utility industry, analyzed EUA's current and future financial prospects, and reviewed all options available to EUA, including, among other things, continuing as a stand-alone company and other merger options.

The Board concluded that the Merger at this time would be fair to, and in the best interest of, EUA and its shareholders.

The Board unanimously recommends that shareholders vote FOR approval of the Merger by signing, dating and returning the enclosed proxy.

Remember, not returning your proxy card or abstaining has the effect of a vote against the Merger.

Voting for the Merger Proposal

Approval of the Merger requires a FOR vote from 2/3 of all common shares. Therefore, your vote is extremely important since not voting has the effect of a vote against the Merger. EUA's Board and management team urge you to vote FOR the Merger today! To do this, sign and return the enclosed proxy card in the postage-paid envelope provided. Please return the signed proxy card today so that your shares may be represented at the annual shareholders meeting.

If you decide later to change your vote, you can do so at any time up to and at the EUA Annual Meeting, which is scheduled to be held in the Board Room on the 33rd floor of the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, at 9:30 a.m. on Monday, May 17, 1999.

To Obtain More Information

The proxy statement sent to you previously explains the Merger proposal in more detail, including the tax consequences to shareholders and the regulatory approvals required to complete the Merger.

For further clarification of the Merger or to obtain another copy of the proxy statement, you can call our proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-888-750-5834.

Remember:

- If the Merger is approved and completed, you will receive at least $31 in cash for each EUA share you own. That's a 23% premium over the $25.1875 closing price of EUA shares on December 4, 1998, the last trading day prior to other regional utility merger announcements which affected EUA's share price.

-       Your Board of Trustees unanimously recommends a FOR vote.

- Please vote FOR the Merger by signing and returning the enclosed proxy card. If you do not return your proxy card, it will in effect, count as a vote against the Merger.

-       Your Board and management team urge you to:
                -       Read the proxy materials previously sent to you
                -       Complete the proxy card with your FOR vote
                -       Sign and date the proxy card
                -       Mail the card in the enclosed envelope TODAY!